Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of September 1, 2006 (this "Agreement"), by and among the persons listed on **Schedule A** to this Agreement (each a "Seller" and collectively, the "Sellers") and the persons listed on **Schedule B** to this Agreement (each a "Purchaser" and collectively, the "Purchasers"); and PINEWOOD IMPORTS, LTD., a Nevada corporation (the "Company"). Each Seller and each Purchaser are referred to herein as a "Party" and collectively, as the "Parties".

BACKGROUND

The Sellers are collectively the owners of 10,150,000 shares of the common stock of the Company. Sellers intend to sell and Purchasers intend to purchase 10,044,600 of said shares (the "Seller Shares"). Each Seller desires to sell the number of shares set forth opposite his name on **Schedule A**. The Seller Shares represent 98.96% of the issued and outstanding capital stock of the Company as of the date hereof calculated on a fully-diluted basis. The Purchasers desire to purchase all of the Seller Shares by purchasing the number of Seller Shares set forth opposite their respective names on **Schedule B**.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company, the Sellers and the Purchasers hereby agree as follows:

1. (a) Definitions.

(i) "Material Adverse Effect" means any event or events or any change in or effect on the Parties' financial condition, business, operations, assets, properties, or results of operations that, when taken as a whole, (i) has materially interfered or is reasonably likely to materially interfere with the ongoing operations of the Parties' business or (ii) singly or in the aggregate has resulted in, or is reasonably likely to have, a material adverse effect on the ongoing conduct of the business of the Parties; provided, however, that any adverse effect arising out of or resulting from (x) an event or series of events or circumstances affecting the United States economy generally or the economy generally of any other country in which the Parties operate or (y) the entering into of this Agreement and the consummation of the transactions contemplated thereby, shall be excluded in determining whether a Material Adverse Effect has occurred.

(ii) "Subsidiary" means with respect to the Company, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; and (iii) any limited partnership of which the Company or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other

equivalents in the equity interest (however designated) in the Company having ordinary voting power.

(iii) "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(b) Purchase and Sale.

Each Seller shall sell, transfer, convey and deliver unto the Purchasers, in the aggregate, the number of Seller Shares set forth opposite each such Seller's name on **Schedule A** to this Agreement, and each Purchaser shall acquire and purchase from the Sellers the number of Seller Shares set forth opposite each such Purchaser's name on **Schedule B** to this Agreement.

2. Purchase Price.

(a) General. The purchase price (the "Purchase Price") for the Seller Shares, in the aggregate, is Six Hundred Eighty-Five Thousand Dollars ($685,000.00) payable as specified in this Section 2 subject to the other terms and conditions of this Agreement. The Purchase Price is allocated among the Sellers pro rata, based on the number of shares being sold by each Seller in relation to the aggregate number of all Seller Shares.

(b) Payment at Closing. At the Closing, the Purchasers shall pay to the Sellers the Purchase Price less agreed holdbacks as per Escrow Agreement, annexed as **Exhibit A**, payable in the amounts set forth in **Schedule A** .

(c) Adjustment for Outstanding Liabilities. (we need) In the event that the Company shall have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes ("Liability"), as of the Closing, the portion of the Purchase Price payable at the Closing shall be reduced on a dollar for dollar basis by the amount of such Liability (allocated among the Sellers on a pro rata basis, as described in subaparagraph (a) of this Section 2), in accordance with Escrow Agreement.

3. The Closing.

(a) General. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by exchange of documents among the Parties by fax or courier, as

appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than September 1, 2006 or such other date as the Purchasers and the Sellers may mutually determine (the "Closing Date").

(b) Delivery of Certificates in Escrow. Each Seller is delivering certificates (the "Certificates") evidencing all of the Seller Shares held by such Seller to Gary Wolff, Esq., a New York attorney with offices at 805 Third Avenue, New York NY 10022 (the "Sellers' Escrow Agent") on the date hereof. The Purchasers will deposit the Purchase Price in escrow with Krieger & Prager, LLP, with offices at 39 Broadway, New York, New York 10006 (the "Purchasers' Escrow Agent") on or before the Closing Date.

(c) Deliveries at the Closing. At the Closing: (i) the Sellers and the Company shall deliver to the Purchasers the various certificates, instruments, and documents referred to in Section 11(a) below; (ii) the Purchasers shall deliver to the Sellers the various certificates, instruments, and documents referred to in Section 11(b) below; (iii) the Purchasers' Escrow Agent shall (and the Purchasers shall cause the Purchasers' Escrow Agent to, deliver to the Sellers' Escrow Agent the Purchase Price due at the Closing, by wire transfer to the Sellers' Escrow Agent; and (iv) immediately after the receipt by the Sellers' Escrow Agent of the Purchase Price due at the Closing, the Sellers' Escrow Agent shall (and the Sellers' shall cause the Sellers' Escrow Agent to) deliver to the Purchasers the Certificates, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, by releasing the Certificates from escrow. All transfer taxes are the responsibility of the Sellers.

4. Appointment of Seller's Representative.

Each Seller hereby irrevocably constitute and appoint, effective as of the date hereof, Keith S. Barton (together with his permitted successors, the "Seller Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to perform on behalf of the Sellers any obligations or undertakings thereunder, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the amount of the Purchase Price), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement and the Seller Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Seller Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement as long as such actions are taken or omitted in good faith and in the absence of willful misconduct or gross negligence. If the Seller Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons agreeing to sell more than fifty percent (50%) in interest of the Seller Shares pursuant to this Agreement.

5. Representations and Warranties of the Sellers and the Company.

Each Seller and the Company jointly and severally represent and warrant to the Purchasers that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

(a) Each Seller has the power and authority to execute, deliver and perform such Seller's obligations under this Agreement and to sell, assign, transfer and deliver to the Purchasers the Seller Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery any Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Sellers will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of any Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or any properties or assets of any Seller.

(c) This Agreement has been duly and validly executed by each Seller, and constitutes the valid and binding obligation of each Seller and the Company, enforceable against each Seller and the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(d) The Seller Shares are owned beneficially and of record by each Seller in the amounts specified on **Schedule A** and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Each Seller owns the number of Seller Shares set forth opposite such Seller's name on **Schedule A** free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, "Liens"), and upon delivery of the Seller Shares to the Purchasers, the Purchasers will acquire good, valid and marketable title thereto free and clear of all Liens. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The dates of acquisition of the Seller Shares as specified on **Schedule A** is true and correct.

(e) The Company is a corporation in good standing duly incorporated in the State of Nevada. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no Subsidiaries and does not control any other Subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(f) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company's Certificate of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(g) This Agreement has been duly and validly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(h) The Company's authorized capital stock, as of the date of this Agreement and as of the Closing, consists of 74,000,000 shares of Common Stock, $0.001 par value per share,

of which 10,150,000 shares are issued and outstanding; and 1,000,000 shares of preferred stock, $.001 par value, of which –0-- - shares are issued and outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. Eight million six hundred sixteen thousand five hundred (8,616,500) of the outstanding 10,150,000 shares of the Company's common stock are restricted stock, but will be eligible for sale pursuant to Rule 144 commencing August 29, 2006 and the balance commencing December 2, 2006. Based upon current ownership, the number of shares eligible for resale pursuant to Rule 144: is 101,500 shares which may be sold by our President, commencing August 29, 2006 and an aggregate of 101,500 shares which may be sold by each 90 days thereafter. The remaining 1,428,100 shares of the Company's outstanding common stock are held by 35 persons and are registered shares and may be resold with the purchaser receiving free-trading certificates. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor has the Company issue or committed itself to issue, and prior to the Closing Date, will not issue or commit itself to issue any additional common shares or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among any Seller and any third party, or (iii) to the best knowledge of the Sellers between or among any of the Company's stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act. The certified stockholder register list provided to the Purchasers is a current shareholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company's Common Stock. The shares included under the column "Registered Shares" on **Schedule A-1** attached hereto are the subject of the Company's registration statement with the SEC No. 333-132056 (the "Registration Statement"). The Registration Statement has been declared effective by the SEC and neither the SEC nor, to the best of the Company's knowledge, any state regulatory authority has issued, or threatened to issue, any order preventing or suspending the use of the Registration Statement or the prospectus contained therein or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

(i) Except as set forth on **Schedule 5**(i), there are no known Liabilities (including, but not limited to tax Liabilities) or claims against the Company (whether such Liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the 2005 Financial Statements, other than Liabilities incurred in the ordinary course of business since the date of the 2005 Financial Statements.

(j) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that is pending or, to any Seller's knowledge, threatened against the Company.

(k) The Company has at least two market makers for its common shares and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Company.

(l) With respect to all periods commencing from its inception through and including the period ending May 31, 2006, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company (all such documents, as amended or supplemented, are referred to collectively as, the "Company SEC Documents") and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any applicable Company SEC Document (collectively, the "SOX Certifications"). The Company has made available to the Purchasers all SOX Certifications and comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company. Through the Closing date the Company will have complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act, as a reporting issuer under Section 15d of the Exchange Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the "Company Financial Statements") contained in the Company SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the financial position of the Company as of the dates thereof and the results of their operations, cash flows and changes in stockholders' equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the financial statements of the Company. As of their respective dates, each the Company SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the Company SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other the Company SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the

circumstances under which they were made, not misleading. Neither the Company nor, to the Company's knowledge, any of its officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications. The Company is a reporting issuer pursuant to Section 15d of the Exchange Act, and therefore no filings pursuant to SEC Rule 14f-1, 14A or 14C under the Securities Exchange Act are required.

(m) The Company has properly and timely filed all federal, state and local tax returns, including amendments, and has paid all taxes, assessments and penalties due and payable. Copies of all such tax returns have been provided to Purchaser. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company or any of its subsidiaries, if any, nor any tax liens whether existing or inchoate on any of the assets of the Company or any of its subsidiaries, if any, except for current year taxes not presently due and payable. No IRS or foreign, state, county or local tax audit is currently in progress. Neither the Company nor any of its subsidiaries has waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company or any of its Subsidiaries for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(i) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company or with respect to any Tax Return filed or to be filed by the Company;

(ii) The Company has withheld and paid over all Taxes required to have been withheld and paid over under applicable Law, and complied with all information reporting and record-keeping requirements under applicable Law with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(n) Except as set forth in **Schedule 5**(n) since November 30, 2005 there has not been any event or condition of any character which had a Material Adverse Effect, or may be expected to have a Material Adverse Effect, the Company's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-QSB filed for the quarter ended May 31, 2006.

(o) The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the knowledge of any Seller, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(p) No representation or warranty by any of the Sellers or the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(q) The Company currently maintains operations and employees as indicated in its aforesaid SB-2 Registration Statement (File No.: 333-132056) as effective April 21, 2006 and all subsequent SEC filings.

(r) **Schedule 5(s)** sets forth a correct and complete list of each and every benefit plan, including but not limited to each pension, profit sharing, welfare, stock bonus, stock option plan dated December 15, 2005 (no options have been issued), stock appreciation, bonus, deferred compensation, severance, change in control, stock purchase, pay-to-stay or similar agreement or plan, individual employment agreement, multiemployer plan, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other arrangement or policy, including but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering, or which covered, current or former employees or consultants of the Company (the "Employee Benefit Plans"), and except as described in **Schedule 5(s)** hereto, the Company has no Employee Benefit Plans. No Employee Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA, nor a "defined benefit plan" within the meaning of Section 414(j) of the Code. No benefit under any Employee Benefit Pla n, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

(s) (i) **Schedule 5(s)** contains a list of the names of all employees and consultants who are employed by or perform services for the Company. All such individuals may be terminated as of the Closing date with no further obligation to the Company.

(ii) Except as disclosed in **Schedule 5(s)** (i) no employee of the Company is presently a member of a collective bargaining unit and, during the last five years, the Company has not been involved in, and, to the knowledge of Seller and the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes by any of the employees of the Company and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company before the National Labor Relations Board or any other governmental or regulatory authority. There has been no work stoppage, strike or other concerted action by employees of the Company. The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

(t) (i) The Company is in compliance with all material terms, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or Environmental Permit.

(ii) No Hazardous Material has been used, handled, treated, generated, stored, recycled, transported, disposed of or Released at, on, under or from any property now owned or leased or formerly owned or leased by the Company, any predecessor of the Company, or any entity previously owned by the Company.

(iii) No written notice, notification, demand, request for information, citation, complaint, summons or order has been received by the Company, no penalty has been assessed against the Company, and, to the knowledge of the Seller or the Company, no investigation or review is pending or, threatened by any Governmental or Regulatory Authority with respect to: (A) any alleged failure by the Company to have any Environmental Permit required in connection with the conduct of its business; (B) any use, handling, treatment, generation, storage, recycling, transportation, disposal or Release of any Hazardous Material by the Company; (C) any Release of any Hazardous Material generated by the Company; or (D) any Release of any Hazardous Material at, on, under or from any property now owned or leased or formerly owned or leased by the Company.

(u) Closing Date Net Worth. As of the Closing Date, immediately prior to the consummation of the transaction contemplated hereby, the net worth of the Company shall be no less than $43,175 and there shall be no Liability of the Company arising as a result of the transaction contemplated hereby. **Schedule 5(u)** lists all liabilities, payables, debts and obligations of the Company accrued or contingent, and the Company has no other obligations, contractual or otherwise.

(v) Other Information. None of the information which has been or may be furnished by Seller or the Company or any of their representatives to Purchaser or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits and Schedules hereto) or any certificate or instrument delivered or to be delivered by or on behalf of Seller and the Company in connection with the transactions contemplated hereby or thereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

(w) Antitakeover Statutes. Prior to the Closing Date, the Board of Directors of the Company will have approved this Agreement, the Purchaser's acquisition of the Subject Shares and the transactions contemplated herein and no antitakeover or similar statute or regulation shall apply to this Agreement or such transactions or any subsequent transaction that the Company may consummate with the Purchaser or any affiliate of the Purchaser.

(x) Officers and Directors. The duly elected and incumbent Officers and Directors of the Company are:

Name	Age	Position
Keith S. Barton	33	President, Chief Executive Officer, Chief Financial Officer, Principal Account Officer and Chairman
Michelle M. Barton	32	Secretary, Treasurer and Director

(y) Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

(z) Consents. **Schedule 5(z)** sets forth a true, correct and complete list of the identities of any Person whose consent or approval is required for this transaction.

(aa) Officers and Directors. Since January 1, 2000, no officer or director of the Company has been the subject of:

(i) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company,

bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; (e) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(v) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

(bb) Transactions with Officers and Directors. Except as set forth in the SEC Reports or otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between the Company and any officer or director of the Company or any person related to any officer or director of the Company.

6. Representations and Warranties of the Purchasers.

Each Purchaser represents and warrants to the Sellers as follows:

(a) Each Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of each Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or

constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c) Each Purchaser is acquiring the Seller Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. Each Purchaser agrees not to sell or otherwise transfer the Seller Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. Each Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Seller Shares.

(d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

7. Due Diligence.

Prior to the Closing, the Purchasers will be entitled to conduct a due diligence investigation relative to the Company and the representations, warranties and covenants of the Sellers and the Company. Sellers and the Company agree to provide the Purchasers and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements, tax returns, stock transfer book, SEC and NASD correspondence, and evidence of the Company's good standing in all jurisdictions where it is authorized to do business. Purchaser shall have the right, in its sole discretion, to terminate this Purchase Agreement at any time prior to the Closing, without any liability therefor, should it determine that any representation, warranty or covenant of any Seller or the Company is untrue, misleading or cannot be verified through the due diligence process.

8. Brokers and Finders.

There are no finders and no parties shall be responsible for the payment of any finders' fees other than as specifically set forth herein. Other than the foregoing, neither any Seller nor the Company, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

9. Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 11 below).

(b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Purchaser may reasonably request. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. The Company is a reporting issuer pursuant to Section 15d of the Exchange Act, and therefore no filing pursuant to SEC Rule 14f-1 under the Securities Exchange Act is required. The Purchasers and the Sellers agree to cooperate fully with the Company in the preparation and timely filing of Form 8-K to be prepared by Sellers and Form 10-Q under the Exchange Act, regarding the change of control of the Company, and the Form 10-Q for the period ending August 31, 2006, and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the Form 8-K and Form 10-Q or any amendment thereto. Otherwise, neither the Company nor any Seller is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

(c) Conduct of Business Prior to Closing. From the date of this Agreement and until the Closing, except as contemplated by this Agreement or as otherwise consented to by the Parties in writing, such consent not to be unreasonably withheld, conditioned or delayed, each of the Parties agrees to:

(i) Carry on its business only in the ordinary course of business and use

commercially reasonable efforts to preserve intact its present business organization, keep available the services of its executive officers and key employees and preserve its relationships with customers, clients, service providers and others having material business dealings with it;

(ii) Timely file all tax returns and timely withhold and pay all taxes;

(iii) Continue to provide the same kind, quality, frequency and timeliness of service to each customer in a manner consistent with past practices;

(iv) Comply with its obligations contained in this Agreement;

(v) Maintain such Party's assets in their present order and condition (including routine or necessary maintenance), subject to normal wear and tear and normal obsolescence, and, in the case of the Company, maintain insurance upon all of the Acquired Assets of the kind and in the amounts existing as of the date of this Agreement;

(vi) Comply in all material respects with all Laws and Governmental Authorizations applicable to it;

(vii) Not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in this Agreement at, or as of any time prior to, the Closing;

(viii) Not sell or otherwise transfer any of its assets outside the ordinary course of business;

(ix) Not amend, modify or terminate any of its material contracts, except for (x) amendments or modifications required by any applicable law, (y) renewals, or (z) non-material amendments in the ordinary course of business.

(x) Promptly advise the other Party, in writing, of any fact, condition, occurrence or change known to the Party that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Party, as the case may be, or cause a Breach of this Section 9 or require an amendment to a Disclosure hereunder.

(d) Conduct of the Company Prior to Closing. From the date of this Agreement and until the Closing, except as contemplated by this Agreement or as otherwise consented to by Purchaser in writing, such consent not to be unreasonably withheld, conditioned or delayed, the Company agrees to:

(i) Except as contemplated by this Agreement, cause, permit or propose any

amendments to its certificate of incorporation, bylaws or other charter documents, except as contemplated by this Agreement;

(ii) Except as contemplated herein, not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, or enter into any joint venture or partnership with, any Person;

(iii) Not maintain its books of account and records in other than its usual, regular and ordinary manner, consistent with its past practice;

(iv) Not declare set aside or pay any dividend or make any distribution in respect to its capital securities except as contemplated by this Agreement, or reacquire any of its capital stock, or issue or sell any capital securities or rights to acquire capital securities; and

(v) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or enter into any arrangement having the economic effect of the foregoing; and

(vi) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities.

(e) No Negotiation. During the period after the execution hereof and prior to Closing, neither Seller nor the Company, directly or indirectly:

(i) solicit or encourage the initiation of any inquiry, proposal or offer from any Person relating to a possible transaction similar to the transactions contemplated in this Agreement;

(ii) participate in any negotiations or discussions, or enter into any agreement with, or provide, any non-public information to, any Person relating to or in connection with any such transaction; or

(iii) consider, entertain or accept any proposal or offer from any Person relating to any such possible transaction.

Seller and the Company shall promptly notify the Purchaser in writing of any material inquiry, proposal or offer relating to any such transaction that is received by it during the period specified at the beginning of this Section.

(f) SEC Reporting. The Company shall use commercially reasonable efforts to remain in compliance with all reporting and other requirements of the SEC applicable to the Company and to cure any past deficiencies in such reporting and other requirements.

10. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12 below). The Sellers acknowledge and agree that from and after the Closing the Purchasers will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 12 below).

(c) Post-Closing Actions. Within 30 days after the Closing, the Purchaser will cause the Company to transfer and discontinue the business operations conducted by the Company prior to the Closing to Keith S. Barton upon his assumption of all liabilities related to such business operations. The Purchaser will use reasonable efforts to cause the Company to amend its Certificate of Incorporation after the closing to change its legal name to such name as selected by the Company, which is not similar to its existing name, which requirements will be deemed satisfied by the Company making such filings with the Nevada Secretary of State and the Securities and Exchange Commission, within 90 days after Closing, as is required under applicable laws to effect such amendment. Further, the Company shall not object should the Seller or any other shareholder of the Company commence to operate a business, similar to that previously operated by the Company, under the name "Pinewood Imports, Inc." or any name similar thereto. Further, if there are any open contracts that the Company is not likely to complete following the Closing, the Company shall cooperate in the Seller's efforts to complete the same and to receive all compensation due in connection therewith.

(d) Allocation of Certain Taxes.

(i) If the Company is permitted but not required under applicable state, local or federal income tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall cause the Company to treat that day as the last day of a taxable period.

(ii) In the case of Taxes arising in a taxable period of the Company that includes but does not end on the Closing Date, the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For the avoidance of doubt, for purposes of this Section 10, any Tax resulting from the transactions contemplated by this Agreement is attributable to the Pre-Closing Period.

(iii) In the case of any Taxes attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of calendar days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of calendar days in such taxable period.

(iv) Any Taxes attributable to the Pre-Closing Period shall be considered pre-closing liabilities of the Company and be listed on **Schedule 5(i).**

(e) Preparation and Filing of Tax Returns. The Company shall file or cause to be filed all Tax Returns of the Company that are required to be filed prior to the Closing Date, including the Tax Returns for the taxable period ending on the Closing Date. The Company shall pay all Taxes shown to be due thereon, and the Seller shall reimburse the Company for all Taxes attributable to the Pre-Closing Period required to be paid with Tax Returns filed by the Purchaser.

11. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Purchaser.

The obligation of the Purchasers to consummate the transactions to be performed by the Purchasers in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) the Company shall have procured all of the third party consents required in order to effect the Closing;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchasers to own the Seller Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Sellers shall have delivered to the Purchasers a certificate to the effect that (A) each of the conditions specified above in Section 11(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(vi) the Purchasers shall have received an opinion of counsel to the Sellers providing that (A) all of the Seller Shares and all other outstanding shares were validly issued, are fully paid and non-assessable and were issued in compliance with all laws, including, without limitation, applicable federal and state securities laws, (B) all outstanding shares of the Company's common stock (other than control shares held by affiliates of the Company) may be transferred freely to the extent registered, and (C) no consents or notices are required to be given under any applicable laws in connection with the transactions contemplated by this Agreement;

(vii) the Company shall be a party to no contract and shall have no liabilities other than those specifically approved by Purchaser;

(viii) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2005 which has had or is reasonably likely to cause a Material Adverse Effect;

(ix) the Purchasers shall have completed their business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Purchasers;

(x) the Purchasers shall have received such pay-off letters and releases relating to Liabilities as they shall have requested and such pay-off letters and releases shall be in form and substance satisfactory to the Purchasers;

(xi) the Purchasers shall have conducted UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company;

(xii) the Company shall have delivered its Certificate of Incorporation and bylaws, both as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and the Company shall have delivered to the Purchasers the Company's original minute book, corporate seal, a copy of the Stockholder Register certified by the Transfer Agent, and all other original corporate documents and agreements;

(xiii) the Company shall deliver to the Purchasers confirmation that the Company is in Good Standing in Nevada.

(xiv) the Company shall have maintained at and immediately after the Closing its status as a company whose Common Stock is listed for quoting on the OTB Bulletin Board;

(xv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchasers;

(xvi) at the Closing, there shall be no more than 105,400 shares of the Company issued and outstanding other than the Seller Shares;

(xvii) the Company shall have filed its quarterly report on Form 10-QSB for the quarter ended May 31, 2006 and the form and content of such report shall be satisfactory to the Purchasers;

(xviii) That the Company's officers shall have resigned seriatim subject to the consummation of the Agreement and the Purchaser's designees, listed on **Schedule 11** shall have been appointed, effective upon the consummation of the Agreement;

(xix) The Company's directors shall have resigned seriatim subject to the consummation of the Agreement and the Purchaser's designees, listed on **Schedule 11**, shall have been appointed, subject to the consummation of the Agreement;

(xx) That no transactions shall have been entered into by the Company other than as contemplated by this Agreement, except with the prior written consent of Purchasers;

(xxi) The Company shall have complied fully with the applicable securities or "blue sky" laws of New York State or other U.S. Governmental Body in connection with the Agreement and Purchaser shall pay the Mergent listing;

(xxii) All fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including all accrued and unpaid legal expenses, shall have been paid by the Company;

(xxiii) The Company shall have utilized its cash assets and account receivable for the payment of liabilities and

(xxiv) The Sellers and the Purchasers shall have executed an Escrow Agreement, acceptable to Purchasers in respect of unpaid taxes, and any costs associated with the preparation and filing of any tax return and other claims in the form of Exhibit A annexed hereto.

The Purchasers may waive any condition specified in this Section 11(a) at or prior to the Closing in writing executed by the Purchasers.

(b) Conditions to Obligation of the Seller.

The obligations of the Sellers to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Purchasers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Purchasers shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 11(b)(i)-(iii) is satisfied in all respects; and

(v) all actions to be taken by the Purchasers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Sellers may waive any condition specified in this Section 11(b) at or prior to the Closing in writing executed by the Seller.

12. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of thirty-six months thereafter.

(b) Indemnification Provisions for Benefit of the Purchasers.

(i) In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean any Seller has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 12(a) above, provided that the Purchasers make a written claim for indemnification against the Sellers within such survival period, then the Sellers shall jointly and severally indemnify the Purchasers from and against the entirety of any Adverse Consequences the Purchasers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchasers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii) The Sellers shall indemnify the Purchasers from and against the entirety of any Adverse Consequences the Purchasers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the

Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (y) for the unpaid taxes of any Person (other than the Company) under Section 1.1502-6 of the Regulations adopted under the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) The Seller shall indemnify the Purchasers from and against the entirety of any Liabilities arising out of the ownership of the Shares or operation of the Company prior to the Closing.

(iv) The Seller shall indemnify the Purchasers from and against the entirety of any adverse consequences the Purchasers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other Liabilities of the Company existing as of the Closing Date.

(c) Indemnification Provisions for Benefit of the Seller. In the event the Purchasers breach (or in the event any third party alleges facts that, if true, would mean the Purchasers has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 12(a) above, provided that the Seller makes a written claim for indemnification against the Purchasers within such survival period, then the Purchasers shall indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 12, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified

Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 12(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 12.

(v) Other Indemnification Provisions. The Sellers hereby indemnify the Company against any and all claims that may be filed by a current or former officer, director or employee of the Sellers by reason of the fact that such

person was a director, officer, employee, or agent of the Company or was serving the Company at the request of the Sellers or the Company as a partner, trustee, director, officer, employee, or agent of another entity, whether such claim is for accrued salary, compensation, indemnification, judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought against the Company (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to an agreement, applicable law, or otherwise).

13. Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) the Purchasers and the Sellers may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(ii) the Purchasers may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if (A) the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Purchasers has notified the Sellers of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach; (B) if the Closing shall not have occurred on or before September 15, 2006 by reason of the failure of any condition precedent under Section 11(a) hereof (unless the failure results primarily from the Purchasers themselves breaching any representation, warranty, or covenant contained in this Agreement) or (C) pursuant to Section 7 hereof; and

(iii) the Sellers may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing (A) in the event the Purchasers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchasers of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 15, 2006, by reason of the failure of any condition precedent under Section 11(b) hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. The Sellers shall in no event be permitted to terminate this Agreement unless prior to or accompanying any notice of termination delivered hereunder the Sellers (i) have delivered to the Purchasers any portion of the Purchase Price

theretofore paid by the Purchasers and (ii) have notified the Escrow Agent in writing that any amounts held in escrow by it may released to the Purchasers. If the Purchasers terminate this Agreement pursuant to this Section 10, then the Sellers shall immediately pay to the Purchasers any portion of the Purchase Price theretofore paid by the Purchasers and the Sellers shall immediately notify the Escrow Agent in writing that any amounts held in escrow by it may released to the Purchasers. Except as aforesaid, if this Agreement terminates pursuant to this Section 13, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of a Party that is then in breach.

14. Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) Press Releases and Public Announcements. Neither the Sellers nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchasers; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Sellers and the Company will use their best efforts to advise the other Parties prior to making the disclosure).

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchasers and the Sellers; provided, however, that the Purchasers may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall operate to release Purchasers or a successor from any obligation hereunder unless and only to the extent that Seller agrees in writing.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers (or the Company prior to the Closing):

Gary B. Wolff, P.C.
805 Third Avenue
New York, New York 10022
Telephone: 212-644-6446

If to the Purchasers:

Krieger & Prager, LLP
Attn: Samuel Krieger, Esq.
39 Broadway
Suite 920
New York, New York 10006
Telephone: 212-363-2900

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Sellers and Purchasers as its stockholders. All other questions concerning this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchasers and the Sellers or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will not bear any of the Sellers' costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the disclosure Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless a relevant disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in the disclosure Schedules or supplied in connection with the Purchasers' due diligence review, shall not be deemed adequate to disclose an

exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 15(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York County, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 15(h) above. Nothing in this Section 15(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(q) Jury Trial Waiver. The Company and the Investors hereby waive a trial by jury in any action, proceeding or counterclaim brought by any Party hereto against any of the others in respect of any matter arising out or in connection with the Transaction Agreements.

(r) Further Assurances. Subject to terms and conditions herein provided and to the fiduciary duties of the board of directors and officers or representatives of any Party, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated hereby. In case at any time any further action, including, without limitation, the obtaining of waivers and consents under any material contracts, is necessary, proper or advisable to carry out the purposes of this Agreement, the proper officers and directors or representatives of each Party to

this Agreement are hereby directed and authorized to use commercially reasonable efforts to effectuate all required action.

[Seller Signature Page]

IN WITNESS WHEREOF, each of the undersigned **Sellers** has duly executed this Agreement the date first above written.

Keith S. Barton
Chief Financial Officer and President

Michelle M. Barton
Secretary, Treasurer and Director

[Company Signature Page]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the date first written above.

PINEWOOD IMPORTS, LTD.

By: ______________________

Name: Keith S. Barton

Title: Chief Executive Officer and President

[Purchaser Signature Page]

IN WITNESS WHEREOF, each of the undersigned **Purchasers** has duly executed this Agreement the date first above written.

For Entities:

Harborview Master Fund L.P.

(Insert Name of entity above)

By: [signature]

Name: Navigator Management Ltd

Title: Authorized Signatory

For Individuals:

____

Name:

[Purchaser Signature Page]

IN WITNESS WHEREOF, each of the undersigned **Purchasers** has duly executed this Agreement the date first above written.

For Entities:

DIVERSE TRADING LTD
(Insert Name of entity above)

By: [signature]
Name: Navigator Management Ltd
Title: Director

For Individuals:

____
Name:

APPOINTMENT OF SELLER REPRESENTATIVE

Know all men by these presents, that each person whose signature appears below constitutes and appoints Keith S. Barton, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign , execute and deliver a certain Stock Purchase Agreement with respect to the sale and transfer by the undersigned of 9,500,000 shares of Common Stock of Pinewood Imports, Ltd. a Nevada corporation, , and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	[signature]
DATE	August 21, 2006
NAME (PRINT)	Keith S. Barton
ADDRESS	1611 GATECREEK Dr
CITY AND STATE	PEARLAND TX 77581
TELEPHONE	281-648-4442